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                                                                   EXHIBIT 10.13

                          AMENDED EMPLOYMENT AGREEMENT
                       AND AMENDED STOCK OPTION AGREEMENT

      THIS AMENDED EMPLOYMENT AGREEMENT and AMENDED STOCK OPTION AGREEMENT is made this 30th day of September 2004 (the "Agreement"), between Chemokine Therapeutics Corp. a Delaware Corporation and its wholly owned subsidiary Chemokine Therapeutics (B.C.) Corp. a B.C. Corporation (collectively the "Company"), and Dr. Hassan Salari (the "Employee or the Executive").

RECITALS

      A. The Executive entered into an Employment Agreement with the Company on April 1st, 2004 (the "Employment Agreement") and a Stock Option Agreement with the Company on May 7th, 2004 (the "Stock Option Agreement").

      B. The Executive wishes to voluntarily reduce his entitlement to cash compensation upon termination by the Company without cause, or termination upon a Company reorganization, merger or sale.

      C. The Employee wishes to have the Company cancel 250,000 options granted under the May 7th, Stock Option Plan.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

      1. Provision 5.2 "Termination or Discharge by Company". If the Company terminates the Executive's engagement without cause or advance notice as described in Provision 5.2 "Termination of Discharge by the Company" of the Employment Agreement, then the Executive will be paid a lump sum equal to Executive's then-current base cash compensation for a period of two (2) years.

      2. Provision 7.0 "Termination upon Company Reorganization, Merger or Sale". If the Company terminates the Executive's engagement as per Provision 7.0 "Termination Upon Company Reorganization, Merger or Sale" of the Employment Agreement, then the Company will pay the Executive, a lump sum equal to Executive's then-current base cash compensation for a period of two (2) years.

      3. All other provisions within the Employment Agreement will remain in force.

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      4.    The Executive voluntarily surrenders 250,000 stock options granted under the Stock Option Agreement, effective May 7th, 2004, reducing the total number outstanding from 1,000,000 to 750,000 stock options.

      5. All other provisions within the Stock Option Agreement will remain in force.

      IN THE WITNESS WHEREOF, the parties have duly signed and delivered this Agreement as of the day and year first above written.

      COMPANY

      CHEMOKINE THERAPEUTICS CORP.

      /s/ Richard Piazza
      On behalf of the Board of Directors
      Name: Richard Piazza, Director, Chair of Executive Compensation Committee

      EXECUTIVE (Employee)

      /s/ Hassan Salari
      Dr. Hassan Salari
      Chairman, President & CEO

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